Exhibit 4.1
AMENDED AND RESTATED
CN BANCORP, INC.
STOCK OPTION PLAN
1. Purpose
This Stock Option Plan (the “Plan”), which is an amendment and restatement of the CN Bancorp, Inc. Stock Option Plan, is adopted by Sandy Spring Bancorp, Inc. (the “Company”) in accordance with the terms of the Agreement and Plan of Merger dated as of December 13, 2006 pursuant to which CN Bancorp, Inc. (“CN Bancorp”) was merged with and into the Company on May 31, 2007 (the “Merger Date”). This amendment and restatement is effective as of May 31, 2007 (the “Effective Date”) and governs the operation of the Plan from and after such date.
2. Definitions
The following terms wherever used herein shall have the meanings set forth below:
(a)	The term “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)	The term “Board of Directors” shall mean the Board of Directors of the Company.

(c)	The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(d)	The term “Committee” shall mean the Stock Option Committee appointed pursuant to the Sandy Spring Bancorp, Inc. 2005 Omnibus Stock Plan.

(e)	The term “Common Stock” shall mean the common stock, par value $1.00 per share, of the Company.

(f)	“Fair market value” shall mean the average of the best bid and best ask price as reported on the OTC Bulletin Board, if the Common Stock is traded otherwise than on a national securities exchange (including the Nasdaq National or Small Cap Market). If the Common Stock is listed on a national securities exchange (including the NASDAQ National or Small Cap Market) on the date in question, then the fair market value shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the fair market value shall be not less than the mean between the bid and asked prices on such date. If no such prices are available, then the fair market value shall be its fair market value as determined by the Committee, in good faith, in its sole and absolute discretion.

(g)	The term “Incentive Stock Option” shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

(h)	The term “Nonqualified Stock Option” shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

(i)	The term “Option” or “Stock Option” shall mean a right to purchase shares of Common Stock pursuant to the Plan, and shall include the terms Incentive Stock Option and Nonqualified Stock Option.

(j)	The term “Option Agreement” shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Paragraph 5 of the Plan.

(k)	The term “Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
3. Conversion of Options
(a)	Each Option to acquire shares of common stock of CN Bancorp that is outstanding on the Effective Date shall be converted into an Option to acquire shares of Common Stock of the Company. Such converted Option shall be an ISO or a Non-ISO, in accordance with the character of the Option being converted, and the number of shares of Common Stock of the Company covered by such converted Option shall be determined by multiplying the number of shares of common stock of CN Bancorp that were subject to the Option being converted by 0.6657 (rounded down to the nearest whole share), at an exercise price determined by dividing the exercise price per share of the Option being converted by 0.6657 (rounded down to the nearest whole penny).

(b)	An Option which is converted, pursuant to the immediately preceding paragraph, into an option to acquire shares of Common stock of the Company, shall be subject to the terms and conditions of the Agreement which granted the Option from which such Option was converted.

(c)	After the Merger Date, the number of shares of Common Stock subject to the Plan shall be 17,308. After the Merger Date, no Options shall be granted under the Plan.
4. Administration
(a)	The Plan shall be administered by the Committee.

(b)	The Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan.

(c)	The Committee shall have the sole and complete authority and discretion to interpret and construe the provisions of the Plan and the rules and regulations adopted by the Committee. All decisions, determinations and interpretations of the Committee with respect to the Plan shall be final, conclusive and binding on all persons affected thereby. No member of the Committee shall be liable for any action taken or determination made in respect of the Plan in good faith.

(d)	In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option to the maximum extent provided for under the Company’s Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

(e)	In the event of reorganization, re-capitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Committee shall make such adjustments as may be appropriate in the number, kind and price of shares covered by Options granted pursuant to the Plan but not then exercised.
5. Terms and Conditions of Options
(a)	Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Committee from time to time may determine.

(b)	Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted, or such shorter period as may be provided under the Option Agreement evidencing the Option.

(c)	After the Effective Date, all Options then outstanding shall become immediately exercisable.

(d)	Options shall be nontransferable and non-assignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution.

(e)	Upon voluntary or involuntary termination of an Option holder’s employment, his Option and all rights thereunder shall terminate effective at the close of business on the date the Option holder ceases to be a regular, full-time employee of the Company or any of its Affiliates, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (f), (g) and (h) of this Paragraph 5.

(f)	In the event an Option holder (i) takes a leave of absence from the Company or any of its Affiliates for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, or (ii) terminates his employment, or ceases providing services to the Company of any of its Affiliates, by reason of illness, disability, voluntary termination with the consent of the Committee, or other special circumstance, the Committee may consider his case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances, including accelerating the time in which such Option holder’s Option may be exercised and extending the time following the Option holder’s termination of employment during which the Option holder is entitled to purchase the shares of Common Stock subject to such Option holder’s Option, provided that in no event may any Option be exercised after the expiration of the term of the Option.

(g)	If an Option holder dies during the term of his Option without having fully exercised his Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within ninety days of the Option holder’s death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

(h)	If an Option holder terminates employment without his having fully exercised his Option due to his retirement with the consent of the Company, then such Option holder shall have the right within ninety days of the Option holder’s termination of employment to purchase the number of shares of Common Stock that the Option holder was entitled to purchase at the date of his retirement, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel an Option during the ninety day period referred to in this paragraph, if the Option holder engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment.

(i)	The granting of an Option or conversion of an Option pursuant to Paragraph 3 shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its Affiliates to retain or employ the Option holder for any specified period.

(j)	In addition to the general terms and conditions set forth in this Paragraph 5 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:
i.	Incentive Stock Options shall be granted only to individuals who, at the date of grant of the Option, are regular, full-time employees of the Company or any of its Affiliates;

ii.	No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to be granted an Incentive Stock Option;

iii.	The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock in respect of which Incentive Stock Options are exercisable for the first time by the holder of such Incentive Stock Option during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000; and

iv.	Any other terms and conditions specified by the Board of Directors or the Committee that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements of Section 422(b) of the Code.
6. Exercise of Options
(a)	An Option holder (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Company in writing, at the Company’s executive offices, to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment or provision for payment for the shares of Common Stock so purchased in accordance with Paragraph 6(b). Such written notice may be given by means of a facsimile transmission. If notice is given by facsimile transmission, the Option holder shall mail the original executed copy of the written notice to the Company promptly thereafter.

(b)	Contemporaneously with delivery of notice of exercise of an Option, the Option holder (i) shall deliver to the Company in United States currency an amount equal to the aggregate exercise price of the shares of Common Stock as to which such exercise relates, or (ii) shall tender to the Company shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have an aggregate Fair Market Value (determined based on the Fair Market Value of a share of Common Stock on the date the notice of exercise is received by the Company) equal to the aggregate exercise price of the shares of Common Stock as to which such exercise relates. Alternatively, contemporaneously with delivery of notice of exercise of an Option, the Option holder shall deliver irrevocable instructions to a broker (suitable to the Committee) to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate exercise price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commissions and brokerage fees, to the Option holder or to deliver the remaining shares of Common Stock to the Option holder. Notwithstanding the foregoing provisions, the Committee or the Board of Directors, in granting Options pursuant to the Plan, may limit the methods by which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in clause (i) of this Paragraph 6(b)).

(c)	An Option holder at any time may elect in writing to abandon an Option with respect to all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

(d)	An Option holder shall have none of the rights of a stockholder of the Company until the shares of Common Stock covered by the Option are issued to him upon exercise of the Option.
7. Conditions Upon Issuance of Shares of Common Stock
(a)	Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed. The Plan is intended to comply with Rule 16b-3, if applicable, and any provision of the Plan that the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)	The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares of Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)	The Committee shall have the discretionary authority to impose in Option Agreements such restrictions as it may deem necessary, appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.
8. Modification of Options
At any time, and from time to time, the Board of Directors or the Committee may authorize the execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of such Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.
9. Amendment and Termination of the Plan
The Board of Directors may from time to time amend the terms of the Plan and suspend or terminate the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.
10. Reservation of Shares of Common Stock
The Company, during the term of the Plan, will reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan.
11. Withholding Tax
The Company’s obligation to deliver shares of Common Stock upon exercise of Options (or such earlier time that an Option holder makes an election under Section 83(b) of the Code) shall be subject to the Option holder’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Option holder to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld. As an alternative, the Company may retain, or sell without notice, a number of shares of Common Stock sufficient to cover the amount required to be withheld.
12. Governing Law
The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.